Exhibit 23
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-105969) pertaining to the MOD-PAC CORP. 2002 Stock Option Plan, MOD-PAC CORP. 2002 Director Stock Option Plan and MOD-PAC CORP. Employee Stock Purchase Plan of our report dated February 3, 2006, with respect to the consolidated financial statements and schedule of MOD-PAC CORP. included in its Annual Report (Form 10-K) for the year ended December 31, 2005.
Ernst & Young LLP
Buffalo, New York
March 27, 2006

41